UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 29, 2009
F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)
(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 8.01. OTHER EVENTS.
Fan Cooley, et al. v. F.N.B. Corporation, et al, No. 10010 of 2003 (Lawrence Co., Pa): On December 29, 2009, the Corporation and its subsidiaries, First National Bank of Pennsylvania (Bank) and Regency Finance Company (Regency), reached an agreement to settle the claims on a class wide basis. The proposed settlement is subject to approval by the Court. Under the terms of the settlement, the Bank and Regency will establish a settlement fund of $1.7 million for distribution to settlement class members on a pro rata basis and release certain deficiency balances owed by class members, in exchange for a complete release of all claims by the plaintiffs and the class. Attorney fees also will be paid out of the settlement fund. Class members will receive notice of the settlement agreement and be afforded an opportunity to opt out of the settlement class. The Corporation anticipates that the proposed settlement will be approved by the court, at the agreed upon terms.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/ Vincent J. Calabrese
	Name:	Vincent J. Calabrese
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: December 30, 2009